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                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form N-1A of our report dated September 9, 1999, relating to the financial statement and financial highlights of Morgan Stanley Dean Witter Health Sciences Trust referred to in such report, which appear in such Registration Statement.



PricewaterhouseCoopers LLP
New York, New York
September 22, 2000